UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant      ☒            Filed by a Party other than the Registrant      ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PAR PACIFIC HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING OUR 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 5, 2020
On April 10, 2020, Par Pacific Holdings, Inc. (the “Company”) issued the following news release related to a change to the format of the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) to be held on Tuesday, May 5, 2020. As described below, the 2020 Annual Meeting will now be held in a virtual-only meeting format.
The following Notice of Change to Virtual Meeting supplements the 2020 Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) of the Company filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2020 and subsequently mailed or made available to the Company’s stockholders in connection with the solicitation of proxies by the Company for use at the 2020 Annual Meeting.
These supplemental proxy materials are being filed with the SEC on April 10, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The following news release was issued by Par Pacific Holdings, Inc. on April 10, 2020.

NEWS RELEASE
PAR PACIFIC HOLDINGS TO HOLD VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

HOUSTON, April 10, 2020 – Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific”) announced that it will hold its 2020 annual meeting of stockholders virtually due to the public health impact of the coronavirus outbreak (COVID-19) and to protect the health and well-being of its employees, stockholders, and its community.

The annual meeting will be held over the internet in a virtual meeting format only. Stockholders will not be able to attend the meeting in person. The date and time have not been changed, and the meeting will continue to be held on May 5, 2020 at 8:30 a.m. (CDT).
Stockholders who owned shares at the close of business on the record date of March 20, 2020 are entitled to attend, participate, view the stockholder list and vote at the annual meeting. The items of business are the same as set forth in the meeting notice previously provided to stockholders.
Instructions for attending the meeting will be posted at http://www.viewproxy.com/PARPACIFIC/2020.
If you hold your shares through a broker, bank or other intermediary, and want to vote your shares at the meeting or ask questions you must register in advance by 11:59 p.m. (CDT) on April 30, 2020 by following the instructions on the website. A list of record date stockholders will be available electronically during the annual meeting. In addition, information on how to obtain access to the stockholder list will be available during the ten days preceding the meeting at the meeting website.
You may continue to submit your proxy in advance of the annual meeting via the internet, by phone or by mail by following the instructions included on the original proxy card, voting instruction form or notice of internet availability previously distributed. Please note that these materials will not be updated to reflect the change to a virtual meeting. Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials.
About Par Pacific
Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, owns and operates market-leading energy and infrastructure businesses. Par Pacific's strategy is to acquire and develop energy and infrastructure businesses in logistically complex markets. Par Pacific owns and operates one of the largest energy networks in Hawaii with 148,000-bpd of combined refining capacity, a logistics system supplying the major islands of the state and 91 retail locations. In the Pacific Northwest and the Rockies, Par Pacific owns and operates 60,000-bpd of combined refining capacity, related multimodal logistics systems and 33 retail locations. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future performance and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Par Pacific is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Suneel Mandava
Senior Vice President, Finance
(713) 969-2136
Smandava@parpacific.com

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